As filed with the Securities and Exchange Commission September 20, 1996


                                                   Registration No._________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BLESSINGS CORPORATION
             (Exact name of Registrant as specified in its Charter)

          Delaware                               13-5566477
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)

                              200 Enterprise Drive
                          Newport News, Virginia 23603
                    (Address of principal executive offices)

                              BLESSINGS CORPORATION
                  1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plan)

                                  James P. Luke
                              Blessings Corporation
                              200 Enterprise Drive
                          Newport News, Virginia 23603
                                 (804) 887-2100
          (Name, address and telephone number of agent for service)

   Approximate Date of Commencement of Proposed Sales Pursuant to the Plan:
       As soon as practicable after the Registration Statement
                               becomes effective.

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                   Proposed      Proposed
     Title of                      maximum       maximum
    Securities       Amount        offering      aggregate        Amount of
      to be          to be         price per     offering       Registration
    Registered      Registered      share*        price*            fee
________________________________________________________________________________
   Common Stock      50,000
 ($.71 par value)    shares       $9.22        $461,000.00      $158.97

================================================================================
*Based upon the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system on September 20, 1996, as reported by the American Stock Exchange.

================================================================================
                                Page one of 12 sequentially numbered pages. Index to Exhibits is located on page 10 of the sequentially numbered page system.

                                     PART I
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

         In accordance with the note found under Part I - Information Required in the Section 10(a) Prospectus in Form S-8, the document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or as prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to
Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act pursuant to Rule 428(a)(1).

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Blessings Corporation (the "Company") with the SEC are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended December 30, 1995.

         2. The Company's report on Form 10-Q for the quarter ended March 31, 1996.

         3. The Company's report on Form 10-Q for the quarter ended
June 30, 1996.

         4. The  description of the Company's  Common Stock contained in its S-8
Registration  Statement No.  2-45391,  effective   September 27, 1972, including
any amendment or report filed for the purpose of updating such description.

         5. All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article VI of the Bylaws of the Registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any liabilities imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Officers and directors of the Registrant are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

         It is likely that if underwriters are utilized, they will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933 against certain liabilities.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article Twelfth of the Certificate of Incorporation of the Registrant provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article Twelfth shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 7.  Exemption From Registration Claimed

         Not applicable

Item 8.  Exhibits

         (4) Instruments defining the rights of security holders, including indentures:

                  *(a) Certificate of Incorporation and all Amendments through Amendment dated December 15, 1994 (filed as
                           Exhibit 3(i) to the Company's Form 10-K for the year ended December 31, 1994 filed with the Commission on or about March 28, 1995)

                  *(b) Bylaws of the Company, as revised and amended (filed as Exhibit 4(b) to the Company's S-8 Registration filed with the Commission on or about October 16,
                           1993)

         (5) Opinion regarding legality - opinion of Patten, Wornom & Watkins, L.C. -- filed herewith

         (15)     Letter re unaudited interim financial information

         (23)     Consents of Experts and counsel

                  (23.1)   Consent of Patten,  Wornom & Watkins,  L.C. is
                  contained in its opinion filed as Exhibit 5 to this Registration Statement

                  (23.2)   Consent of Deloitte & Touche LLP is filed herewith

         (24) Power of Attorney (see signature page of this Registration Statement - Page II-7)

         (99)     Additional Exhibit

                    Blessings Corporation 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN -- filed herewith

_______________
   * Each such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and in the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Virginia, on this day of September 19, 1996.



                              BLESSINGS CORPORATION

                                                              Registrant

                                                /s/Elwood M. Miller
                                       By:   ________________________________
                                                Elwood M. Miller
                                                President and Chief Executive
                                                Officer, Director (Principal
                                                Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James P. Luke and Wayne A. Durboraw, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature              Title                          Date
         ---------              -----                          ----


 /s/ Leonard Birnbaum         Director                     September 19, 1996
___________________________
Leonard Birnbaum


 /s/ Wayne A. Durboraw        Controller                   September 19, 1996
___________________________
Wayne A. Durboraw


 /s/ Joseph J. Harkins        Director                     September 19, 1996
___________________________
Joseph J. Harkins


 /s/ R. Stephen Lefler        Director                     September 19, 1996
___________________________
R. Stephen Lefler


 /s/ James P. Luke            Executive Vice               September 19, 1996
___________________________   President, Secretary-
James P. Luke                 Treasurer, Director
                              (Principal Financial
                              Officer)


 /s/ John W. McMackin         Chairman of the Board        September 19, 1996
___________________________   Director
John W. McMackin


 /s/ Elwood M. Miller         President and Chief          September 19, 1996
___________________________   Executive Officer and
Elwood M. Miller              Director


 /s/ Richard C. Patton        Director                     September 19, 1996
___________________________
Richard C. Patton


 /s/ Jose Manuel Villarreal   President and Chief          September 19, 1996
     Gomez Gordillo           Executive Officer of
___________________________   NEPSA
Jose Manuel Villarreal        Director
Gomez Gordillo


 /s/ Robert E. Weber          Director                     September 19, 1996
___________________________
Robert E. Weber


 /s/J. Donovan Williamson     Director                     September 19, 1996
___________________________
J. Donovan Williamson


/s/ Philip C. Williamson      Director                     September 19, 1996
___________________________
Philip C. Williamson

INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit                                                              Numbered
Number                                           Exhibit               Page

4(a)     --Exhibit 3(i) to Registrant's    Certificate of Incor-         *
           Form 10-K filed with            poration and all
           the Commission on or about      Amendments thereto
           March 28, 1995

4(b)     --Exhibit 4(b) to Regis-          Bylaws of Registrant          *
           trant's S-8 Registration
           filed with the Commission
           on or about October 16,
           1993

5        --Filed herewith                  Opinion of Patten,            8
                                           Wornom & Watkins, L.C.
                                           as to the legality
                                           of the securities
                                           being registered

15       --Filed herewith                  Letter un auaudited           7
                                           interim financial
                                           information

23.1     --Filed herewith                  Consent of Patten,            8
                                           Wornom & Watkins, L.C.
                                           is contained in
                                           its opinion filed
                                           as Exhibit 5 to
                                           this Registration
                                           Statement

23.2     --Filed herewith                  Consent of Deloitte           9
                                           & Touche

24       --Power of Attorney               (See signature page           5
                                           of this Registration
                                           Statement - page II-4)

99       --Filed herewith                  Blessings Corporation         10
                                           1995 NON-EMPLOYEE DIRECTORS
                                           STOCK OPTION PLAN




* Each such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.
                                      II-5